Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Chief Financial Officer of TOTAL S.A., as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL Holdings USA, Inc. 2020 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: April 10, 2020	By:	/s/ PATRICK POUYANNÉ
	Name:	Patrick Pouyanné
	Title:	Chairman and Chief Executive Officer

Date: April 10, 2020	By:	/s/ PATRICK ARTUS
	Name:	Patrick Artus
	Title:	Director

Date: , 2020	By:
	Name:	Patricia Barbizet
	Title:	Director

Date: April 11, 2020	By:	/s/ MARIE-CHRISTINE COISNE-ROQUETTE
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: April 10, 2020	By:	/s/ LISE CROTEAU
	Name:	Lise Croteau
	Title:	Director

Date: April 14, 2020	By:	/s/ MARK CUTIFANI
	Name:	Mark Cutifani
	Title:	Director

Date: April 10, 2020	By:	/s/ VALÉRIE DELLA PUPPA TIBI
	Name:	Valérie Della Puppa Tibi
	Title:	Director

Date: , 2020	By:
	Name:	Maria van der Hoeven
	Title:	Director

Date: , 2020	By:
	Name:	Anne-Marie Idrac
	Title:	Director

[Signature page of Form S-8 power of attorney]

Date: April 10, 2020	By:	/s/ JEAN LEMIERRE
	Name:	Jean Lemierre
	Title:	Director

Date: April 10, 2020	By:	/s/ CHRISTINE RENAUD
	Name:	Christine Renaud
	Title:	Director

Date: , 2020	By:
	Name:	Carlos Tavares
	Title:	Director

Date: April 9, 2020	By:	/s/ FREDERIC AGNÈS
	Name:	Frédéric Agnès
	Title:	Chief Accounting Officer

Date: April 9, 2020	By:	/s/ ROBERT O. HAMMOND
	Name:	Robert O. Hammond
	Title:	Authorized Representative in the United States

[Signature page of Form S-8 power of attorney]